Exhibit 10.1

Execution

THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

by and among

TPG SPECIALTY LENDING, INC.,

as Borrower

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent

and

LENDERS NAMED HEREIN

as Lenders

Dated as of: November 5, 2013

THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Third Amendment”) is entered into as of November 5, 2013, by and among TPG SPECIALTY LENDING, INC., a Delaware corporation (“Borrower”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (in its individual capacity, “Deutsche Bank”), as a Lender, as a Letter of Credit Issuer, as Administrative Agent for Lenders and Letter of Credit Issuer, and each of the other lending institutions that becomes a Lender under the Credit Agreement.

Recitals

WHEREAS, Borrower, Lenders party thereto and Deutsche Bank, as a Lender, Letter of Credit Issuer and Administrative Agent, entered into an Amended and Restated Revolving Credit Agreement, dated as of December 22, 2011, as previously amended pursuant to the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of October 31, 2012 and the Second Amendment to Amended and Restated Revolving Credit Agreement, dated as of May 7, 2013 (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), pursuant to which Lenders committed to make Loans to Borrower and to participate in Letters of Credit issued for the account of Borrower pursuant to the terms thereof; and

WHEREAS, Borrower has requested that the Stated Maturity Date of the Credit Agreement be amended, and Lenders have consented thereto, pursuant to the terms and conditions hereof; and

WHEREAS, terms used in this Third Amendment which are defined in the Credit Agreement shall have the meanings specified therein, as applicable (unless otherwise defined herein).

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

Section 1. Amendment to Revolving Credit Agreement. Borrower, Lenders, Letter of Credit Issuer and Administrative Agent hereby amend the Credit Agreement, as of the date hereof, as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended to delete the definition of “Stated Maturity Date” and replace it with the following:

“Stated Maturity Date” means June 30, 2014.

Section 2. Representations and Warranties. The Borrower hereby (i) confirms and reaffirms that the representations and warranties contained in the Credit Agreement and the other Loan Documents, to the extent applicable to Borrower, are true and correct in all material respects as of the Third Amendment Date, except to the extent that they relate to a particular date, in which case they are true and correct in all material respects on and as of such date as if made on and as of such date, (ii) confirms that, after taking into account this Third Amendment, there exists no Event of Default or, to Borrower’s knowledge, no event, which with the giving of notice or lapse of time or both, would become an Event of Default, under the Credit Agreement, and (iii) represents and warrants that Borrower has the power and requisite authority to execute, deliver, and perform its obligations under this Third Amendment and is duly authorized to, and has taken all action necessary to authorize it to execute, deliver, and perform its respective obligations under this Third Amendment.

Section 3. Conditions Precedent. This Third Amendment shall become effective on the date hereof, subject to the following conditions having been satisfied on or prior to such date:

(a) Third Amendment. The Administrative Agent shall have received this Third Amendment duly executed and delivered by the Borrower and the other parties hereto.

(b) Closing Certificate. The Administrative Agent shall have received from the Borrower a completed and fully executed closing certificate, in form and substance satisfactory to the Administrative Agent.

(c) Opinions. The Administrative Agent shall have received from Borrower’s special counsel, Ropes & Gray, LLP, a legal opinion in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

(d) Representations and Warranties True. The representations and warranties of the Borrower contained in the Loan Documents and in all certificates, documents and instruments delivered pursuant to the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent that they relate to a particular date, in which case they are true and correct in all material respects on and as of such date as if made on and as of such date; provided, that any representation made in the Loan Documents as to specific financial statements is herein deemed to refer to the financial statements most recently delivered by the Borrower to the Lenders and/or the Administrative Agent.

(e) Performance and Compliance. The Borrower shall have performed and complied in all material respects with all agreements and conditions in this Third Amendment and the Loan Documents which are required to be performed or complied with by the Borrower on or prior to the date hereof.

(f) Fees. All fees and expenses as set forth in Section 5 hereof for which an invoice has been presented shall have been paid by the Borrower.

Section 4. Agreements in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Credit Agreement and all other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed by Borrower. All references to the Credit Agreement in any other document or instrument shall be deemed to mean the Credit Agreement as amended by this Third Amendment. This Third Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document, but shall constitute an amendment thereof.

Section 5. Fees and Expenses. In accordance with Section 9.6 of the Credit Agreement, Borrower agrees to pay Administrative Agent all reasonable and documented out-of-pocket expenses incurred by Administrative Agent, including, without limitation, reasonable and documented legal fees, in connection with preparing, executing, delivering and administering this Third Amendment.

Section 6. Counterparts. This Third Amendment may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single agreement. Receipt by telecopy or any other means of electronic communication of any executed signature page to this Third Amendment shall be effective as delivery of a manually executed counterpart of this Third Amendment.

Section 7. Governing Law. This Third Amendment shall be governed by the laws of the State of New York as provided in the Credit Agreement and Borrower further agrees to submit to the jurisdiction of New York as provided therein.

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized officers as of the date set forth above.

TPG SPECIALTY LENDING, INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Letter of Credit Issuer and as Lender

By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO THIRD AMENDMENT

DB/TPG Specialty Lending Inc.